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                                                                                                       No. _________________________

                                                 APPLICATION FOR AN ANNUITY CONTRACT

                                         [_]PRUDENTIAL'S VARIABLE INVESTMENT PLAN SERIES or
                                         [_]PRUDENTIAL'S FIXED INTEREST PLAN SERIES
                           Please make check payable to Prudential and mail the check and application to:
                           The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062.

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1a. Proposed Annuitant's name (Please Print)           1b.  Date of Birth      2. Sex     3.  Social Security No.
                                                       Mo.  Day   Yr.          M    F
                                                                               [_] [_]           /    /
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4.   Proposed Annuitant's home address

     No. ______ Street ______________________ City ________________ State _______ Zip ___________
====================================================================================================================================
5a.  Name of Employer                         5b.  Employer Soc Sec #       5c.  Name of any Trustee or Administrator
     (not applicable to individual IRAs)           or Tax ID#                   (if different from Employer)

====================================================================================================================================
5d.  Address for Communications and Billing:
     If mail is to be sent to [_] Employer [_] Trustee or Administrator, please furnish:

     No. ______ Street ______________________ City ________________ State _______ Zip ___________
====================================================================================================================================
6.  Under what type of Qualified Plan or Program is the                      9. BILLING SCHEDULE (not applicable to individual IRAs)
    contract being applied for? (CHECK ONE)                                     [_]  Single Purchase Payment
    [_] IRA - Individual Retirement Annuity                                     [_]  Periodic Purchase Payment Amount $__________
    [_] IRA - SEPP (Plan Name) _________________________                             To paid [_] Annually     [_] Semi-Annually
     ___________________________________________________                                     [_] Quarterly    [_]   Monthly

    [_] HR-10/Keogh-Self Employed Plan (name)* _________                            Beginning
    [_] Corporate plan (name)* _________________________                                       ---------------   ------------------
     ___________________________________________________                                            Month                Day
    [_] Tax Deferred Annuity (Public School)                                 =======================================================
    [_] Tax Deferred Annuity (Non-Profit Organization)
    *Please attach appropriate adoption agreement or                         10.  ANNUITY COMMENCEMENT DATE
     Determination Letter where applicable.
============================================================================      Annuity payments to begin
7.  AMOUNT PAID WITH APPLICATION? $ _____ [_] None                                on the first day of
    For IRA Only: Is this amount a rollover from a qualified                                           ----------     ------------
     plan? [_]  Yes [_] No (if yes, attach Form Ord 81953A)                                               Month             Year
     Calendar year(s) for which payment is to be applied                     ======================================================
    (if for more than one year is stated, specify amount for each year)      11.  BENEFICIARY DESIGNATION
    use remarks section, if necessary.
                                                                                  Primary (Class 1)_________________________________
============================================================================      Relationship to          Date of
                                                                                  Annuitant______________  Birth  __________________
8.  INVESTMENT SELECTION-Complete only if you are applying                        Contingent (Class 2)______________________________
    for a variable annuity contract of Prudential's Variable Investment           Relationship to          Date of
    Plan Series                                                                   Annuitant______________  Birth  __________________

    Select one or more: (All % allocations must be expressed in whole        =======================================================
    numbers)                                                                 12.  Will the annuity applied for replace any existing
    [_] Bond                                                         ____ %       annuity or life insurance? [_] Yes [_] No  If yes,
    [_] Money Market                                                 ____ %       please furnish details:
    [_] Common Stock                                                 ____ %
    [_] Aggressively Managed Flexible                                ____ %      Name of Insured ___________________________________
    [_] Conservatively Managed Flexible                              ____ %
    [_] Fixed Account                                                ____ %      Insurance Company _________________________________
    [_] Other _____________________________                          ____ %
                                                                                 Policy Number(s) __________________________________
        TOTAL INVESTED                                                 100%  =======================================================
                                                                       ====  13.  REMARKS OR SPECIAL REQUESTS
    Any future purchases will be allocated in the same
    percentage(s) as above unless specific instructions
    to change the allocations are submitted.
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VAQ 201 Ed 11/86-Pension V.A.
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                           Supplementary Information
================================================================================
NOTE: If unable to obtain an answer to D, E, and F, print "NR" (no response)
      immediately following the question and estimate the answer to the extent possible.
================================================================================
1.   COMPLETE THE FOLLOWING INFORMATION REGARDING THE PURCHASER (To be Completed
     by writing Agent or Registered Representative)

     A.   Occupation* __________________________________________________________
  *If in the securities business, record the name and address of the employer here:
   _____________________________________________________________________________

     B.   Marital Status ______________________ C. Number of Dependents_________

     D.   Estimated Family Income_______________________________________________

     E.   Estimated Amount of Family Investments and Savings ___________________

     F.   Amount of Insurance on Purchaser's Life ______________________________

     G.   Source of Investment _________________________________________________

     H. Do you have, from any source, facts that the proposed Purchaser may replace or change any current insurance or annuity in any company?
          [_] Yes  [_] No  If Yes, please furnish details.

================================================================================
2.   COMPLETE IN THE CASE OF A SALE TO A PENSION OR PROFIT SHARING PLAN OR SEPP
     IRA
     (To Be Completed by writing agent or Registered Representative)
     The writing agent or Registered Representative recommending the sale of this contract is affiliated with Prudential as a

     ____ District Agent               _____ Salaried Employee

     ____ Special Agent                _____ Broker

     ____ Representative under the standard contract, part-time special agent's contract, part-time special agent's contract for full-time agents retired under the Company's Plan, or an agent emeritus contact.

================================================================================
3.   ACKNOWLEDGMENT OF PURCHASER

OWNERSHIP: Unless otherwise asked for above, the owner of the contract will be as required by the applicable retirement plan. If there is no such plan, the owner will be (1) the applicant if other than the proposed Annuitant, or else
(2) the proposed Annuitant. In either case, any limitations required by the retirement plan or program will be part of in the contract.

If this application is for a variable annuity contract of Prudential's Variable Investment Plan Series, I understand that: (1) payments and values are based on the investment experience of a separate account; and, (2) they may vary and are not guaranteed as to fixed dollar amount. I have received the current prospectus for (1) a variable annuity contract of Prudential's Variable Investment Plan Series; (2) The PrudentiaL Series, Inc.; and, if applying for an IRA, the IRA disclosure material.

I have read the Section in the prospectus titled "ERISA Disclosure" and conclude that the representative recommending these contracts and I do not have a proscribed relationship. Check here if a Statement of Additional Information is desired.[_]
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Application made at:                    Signature of Proposed Annuitant

STATE ____________________________      __________________________________________________________________
                                        Signature of Purchaser (if other than proposed Annuitant)

DATE  ____________________________      __________________________________________________________________
                                        (If applicant is a firm or corporation, show that company's name)
WITNESS: _________________________
    (Writing Agent or Representative)    By_______________________________________________________________
                                              (Signature and title of officer signing for that Company)
==========================================================================================================
To be Completed by Writing Agent or Registered         To be Completed by Registered Representative
Representative (Pruco Securities)

______________________________________________         ___________________________________________________
NAME AND TITLE--Please Print                           NAME--Please Print

______________________________________________         ___________________________________________________
CONTRACT NO.   OFFICE CODE           RHO               CONTRACT NO.                   OFFICE CODE

______________________________________________         ___________________________________________________
OFFICE                                                 BRANCH OFFICE
(   )                                                  (   )
______________________________________________         ___________________________________________________
PHONE NO.                                              PHONE NO.


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VAQ 201 Ed 11/86-Pension V.A.